Exhibit 99.1

News Release
22 West Washington Street	Telephone:	+1 312 696-6000
Chicago	Facsimile:	+1 312 696-6009
Illinois 60602

Contacts:

Media: Margaret Kirch Cohen, 312-696-6383 or margaret.cohen@morningstar.com

Nadine Youssef, 312-696-6601 or nadine.youssef@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second-Quarter 2012 Financial Results

CHICAGO, July 25, 2012—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second-quarter 2012 financial results. The company reported consolidated revenue of $166.0 million in the second quarter of 2012, a 3.1% increase from $161.0 million in the second quarter of 2011. Consolidated operating income was $41.1 million, an increase of 6.6% compared with $38.6 million in the same period a year ago. Net income was $27.9 million, or 56 cents per diluted share, compared with $26.5 million, or 52 cents per diluted share, in the second quarter of 2011.

Excluding acquisitions and the effect of foreign currency translations, revenue rose 4.7%. Foreign currency translations had an unfavorable effect of $2.6 million. Revenue excluding acquisitions and foreign currency translations (organic revenue) is a non-GAAP measure; the accompanying financial tables contain a reconciliation to consolidated revenue.

In the first six months of 2012, consolidated revenue was $326.7 million, an increase of 4.5% compared with $312.8 million in the same period in 2011. Consolidated operating income was $71.5 million in the first half of 2012, an increase of 1.6% compared with $70.4 million in the same period a year ago. Net income was $48.0 million, or 95 cents per diluted share, in the first half of 2012, compared with $49.0 million, or 96 cents per diluted share, in the same period in 2011.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Business was sluggish during the quarter. The investment industry continues to face challenges, and our clients remain cautious about spending. As we’ve previously noted, our largest Investment Management client began managing several fund-of-funds portfolios in-house in April, which reduced second-quarter revenue by about $3 million. In addition, Morningstar.com revenue was lower because of a difficult advertising sales market and declining paid Premium subscriptions. In this environment, we’re taking steps to align our cost structure with revenue.”

Mansueto added, “On the positive side, Morningstar Direct and Morningstar Data had significant organic revenue growth. The Morningstar Investment Conference, held in June in Chicago, had record attendance and exhibitors. Six of our equity analysts were named “Best on the Street” by The Wall Street Journal. Meanwhile, through dividends and stock buybacks, we’ve returned $115 million to shareholders this year, while preserving our strong balance sheet.”

International Operations: Revenue from international operations was $48.0 million in the second quarter of 2012, a slight increase of 0.9% from the same period a year ago. Foreign currency translations reduced international revenue by $2.6 million. Excluding acquisitions and foreign currency translations, international revenue rose 6.3% in the second quarter. International revenue excluding acquisitions and foreign currency translations is a non-GAAP measure; the accompanying financial tables contain a reconciliation to international revenue.

Operating Income: Consolidated operating income was $41.1 million in the second quarter of 2012, a 6.6% increase from the same period in 2011. Operating expense rose $2.4 million, or 2.0%, in the second quarter of 2012. In the first six months of 2012, consolidated operating income rose 1.6% to $71.5 million compared with $70.4 million in the first half of 2011. Operating expense rose $12.8 million, or 5.3%, in the first half of 2012.

The largest factor behind the operating expense increase was salary expense, which rose $3.7 million, or approximately 7%, in the second quarter of 2012. The majority of this change reflects higher salaries from regular pay raises and market adjustments made for some positions in July 2011. The rest of the increase represents incremental headcount. Lower bonus expense of $3.6 million partially offset this increase. Morningstar reviews and updates its bonus expense quarterly based primarily on its expectations for full-year operating income.

Operating margin was 24.8% in the second quarter of 2012, up slightly from 24.0% in the same period in 2011. In the first six months of 2012, operating margin was 21.9%, compared with 22.5% in the first six months of 2011. Lower bonus expense had a favorable effect on margins of 2.3 percentage points in the second quarter and 1.1 percentage points in the first half of 2012. However, higher salary expense as a percentage of revenue lowered the margin by approximately 1.2 percentage points and 1.7 percentage points in the second quarter and first half, respectively.

Morningstar had approximately 3,490 employees worldwide as of June 30, 2012, compared with 3,520 employees as of March 31, 2012 and 3,300 as of June 30, 2011. Headcount rose year over year because of hiring in the company’s development centers in China and India as well as in the United States. During the second quarter, headcount declined slightly because the company has postponed filling some positions.

Effective Tax Rate: Morningstar’s effective tax rate in the second quarter of 2012 was 34.6%, compared with 32.5% in the same period in 2011. Year to date, the company’s effective tax rate was 35.3% compared with 32.2% in the first half of 2011. The increases primarily reflect higher tax incentives and certain deferred income tax benefits recorded in the 2011 periods.

Free Cash Flow: Morningstar generated free cash flow of $40.2 million in the second quarter of 2012, reflecting cash provided by operating activities of $49.1 million and $8.9 million of capital expenditures. Free cash flow declined by $3.2 million compared with the second quarter of 2011 as cash provided by operating activities rose $2.3 million, but capital expenditures rose $5.5 million.

In the first six months of 2012, Morningstar generated free cash flow of $36.9 million, reflecting cash provided by operating activities of $54.8 million and capital expenditures of $17.9 million. Cash provided by operating activities in the first six months of 2012 decreased $6.4 million, reflecting a $5.3 million increase in bonuses paid in the first quarter of 2012, partially offset by higher net income (adjusted for non-cash items). Capital expenditures rose $9.5 million, primarily reflecting computer software and hardware for the company’s U.S. operations.

Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

As of June 30, 2012, Morningstar had cash, cash equivalents, and investments of $389.9 million, compared with $470.2 million as of Dec. 31, 2011. In the first six months of 2012, the company used $105.4 million of cash for its share repurchase program. Of the $300 million authorized under the program, Morningstar has purchased a total of 2,660,557 shares for $153.9 million as of June 30, 2012. On July 31, 2012, the company will pay approximately $4.9 million for its regular quarterly dividend.

Business Segment Performance

Investment Information Segment: The largest products and services in this segment based on revenue are Morningstar® Data (formerly Licensed Data); Morningstar DirectSM; Morningstar® Advisor WorkstationSM (including Morningstar Office); and Morningstar.com®, including Premium Memberships and Internet advertising sales.

•                  Revenue was $134.7 million in the second quarter of 2012, a 5.2% increase from $128.1 million in the second quarter of 2011.

•                  Morningstar Direct and Morningstar Data were the major contributors to revenue growth. Licenses for Morningstar Direct rose 24.4% to 6,771, and Advisor Workstation licenses were flat.

•                  Revenue for Morningstar.com was down slightly because Premium Membership subscriptions for Morningstar.com fell 7.1% to 126,410, and Internet advertising sales were lower.

•                  Operating income was $43.0 million in the second quarter of 2012, compared with $37.1 million in the same period in 2011. Operating expense in this segment rose $0.7 million, or 0.8%, primarily because of higher salary expense, partially offset by lower bonus expense.

•                  Operating margin was 31.9% in the second quarter of 2012 versus 29.0% in the prior-year period. The margin increase reflects lower bonus expense as a percentage of revenue.

Investment Management Segment:  The largest products in this segment based on revenue are Investment Advisory Services (formerly Investment Consulting); Retirement Solutions, including Advice by Ibbotson® and Morningstar® Retirement ManagerSM; and Morningstar® Managed PortfoliosSM.

•                  Revenue was $31.2 million in the second quarter of 2012, a 5.1% decrease from $32.9 million in the same period in 2011. The previously announced contract loss was the primary driver of the segment revenue decline.

•                  Assets under advisement and management for Investment Advisory Services were $138.1 billion as of June 30, 2012, compared with $132.6 billion as of June 30, 2011. The company’s largest client in the Investment Management segment began managing several fund-of-funds portfolios in-house in April. These portfolios represented $12.6 billion, or 9.5%, of the company’s Investment Advisory Services assets under advisement and management as of June 30, 2011. This loss was partially offset by additional assets for an existing fund-of-funds program for which Morningstar now receives asset-based fees. The new fee structure began in the third quarter of 2011. Excluding assets from this program and the client loss, assets under advisement rose about 4.7% year over year, reflecting positive market performance and net inflows.

•                  Assets under management and advisement for Retirement Solutions were $41.7 billion as of June 30, 2012, versus $38.4 billion as of June 30, 2011. Assets under management and advisement for Morningstar Managed Portfolios were $3.6 billion as of June 30, 2012, compared with $3.0 billion as of June 30, 2011.

•                  Operating income was $13.5 million in the second quarter of 2012, a decrease of 27.1% compared with the second quarter of 2011. Operating expense in the segment was $17.7 million, an increase of $3.3 million, or 23.2%, reflecting higher expense for operations outside of the United States as well as higher professional fees and salary expense, partially offset by lower bonus expense. Operating margin was 43.2% in the second quarter of 2012 versus 56.2% in the prior-year period.

Intangible Amortization and Corporate Depreciation Expense: Morningstar does not allocate expense for intangible amortization or corporate depreciation to its operating segments. Intangible amortization, which represents the majority of the expense in this category, was $6.0 million in the second quarter of 2012, a decrease of $0.7 million compared with the same period in 2011. Corporate depreciation expense was $2.3 million in the second quarter, an increase of $0.5 million compared with the same period in 2011.

Corporate Unallocated: This category includes costs related to corporate functions, including general management, information technology used to support corporate systems, legal, finance, human resources, marketing, and corporate communications. It also includes capitalization of internal product development costs. Costs in this category were $7.1 million in the second quarter of 2012, a decrease of $1.4 million, or 17.0%. The company capitalized $2.4 million of operating expense in the quarter for software development, compared with $0.4 million in the second quarter of 2011. Higher professional fees partially offset the decrease.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send an email to investors@morningstar.com or write to Morningstar at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 385,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has more than $186 billion in assets under advisement and management as of June 30, 2012. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the Securities and Exchange Commission: free cash flow, consolidated revenue excluding acquisitions and foreign currency translations (organic revenue), and international revenue excluding acquisitions and foreign currency translations. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities). For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables. Morningstar presents consolidated revenue excluding acquisitions and foreign currency translations (organic revenue) and international revenue excluding acquisitions and foreign currency translations because the company believes these non-GAAP measures help investors better compare period-to-period results. For more information, please see the reconciliation provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

###

©2012 Morningstar, Inc.  All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended June 30				Six months ended June 30
(in thousands, except per share amounts)	2012	2011	change		2012	2011	change

Revenue	$165,968	$161,011	3.1%		$326,727	$312,778	4.5%
Operating expense(1):
Cost of goods sold	49,452	45,186	9.4%		99,768	85,855	16.2%
Development	12,442	13,681	(9.1%	)	25,807	25,669	0.5%
Sales and marketing	27,373	26,767	2.3%		55,699	53,249	4.6%
General and administrative	24,946	26,207	(4.8%	)	53,124	56,824	(6.5%	)
Depreciation and amortization	10,619	10,563	0.5%		20,794	20,765	0.1%
Total operating expense	124,832	122,404	2.0%		255,192	242,362	5.3%
Operating income	41,136	38,607	6.6%		71,535	70,416	1.6%
Operating margin	24.8%	24.0%	0.8pp		21.9%	22.5%	(0.6)pp

Non-operating income (expense), net:
Interest income (expense), net	1,260	(179)	NMF		2,129	345	517.1%
Other income (expense), net	(265)	188	NMF		(475)	438	NMF
Non-operating income, net	995	9	NMF		1,654	783	111.2%

Income before income taxes and equity in net income of unconsolidated entities	42,131	38,616	9.1%		73,189	71,199	2.8%
Income tax expense	14,744	12,724	15.9%		26,255	23,242	13.0%
Equity in net income of unconsolidated entities	497	595	(16.5%	)	1,063	969	9.7%
Consolidated net income	27,884	26,487	5.3%		47,997	48,926	(1.9%	)
Net (income) loss attributable to noncontrolling interests	4	(2)	NMF		28	96	(70.8%	)
Net income attributable to Morningstar, Inc.	$27,888	$26,485	5.3%		$48,025	$49,022	(2.0%	)

Net income per share attributable to Morningstar, Inc.:
Basic	$0.57	$0.53	7.5%		$0.97	$0.98	(1.0%	)
Diluted	$0.56	$0.52	7.7%		$0.95	$0.96	(1.0%	)
Weighted average common shares outstanding:
Basic	49,195	50,165			49,566	49,983
Diluted	49,856	51,142			50,296	51,041

	Three months ended June 30		Six months ended June 30
	2012	2011	2012	2011
(1) Includes stock-based compensation expense of:
Cost of goods sold	$1,067	$1,072	$2,156	$1,951
Development	465	572	964	1,043
Sales and marketing	461	481	940	903
General and administrative	1,741	1,718	3,540	3,595
Total stock-based compensation expense	$3,734	$3,843	$7,600	$7,492

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue

	Three months ended June 30			Six months ended June 30
	2012	2011	change	2012	2011	change

Revenue	100.0%	100.0%	—	100.0%	100.0%	—
Operating expense(1):
Cost of goods sold	29.8%	28.1%	1.7pp	30.5%	27.4%	3.1pp
Development	7.5%	8.5%	(1.0)pp	7.9%	8.2%	(0.3)pp
Sales and marketing	16.5%	16.6%	(0.1)pp	17.0%	17.0%	—
General and administrative	15.0%	16.3%	(1.3)pp	16.3%	18.2%	(1.9)pp
Depreciation and amortization	6.4%	6.6%	(0.2)pp	6.4%	6.6%	(0.2)pp
Total operating expense(2)	75.2%	76.0%	(0.8)pp	78.1%	77.5%	0.6pp
Operating margin	24.8%	24.0%	0.8pp	21.9%	22.5%	(0.6)pp

	Three months ended June 30			Six months ended June 30
	2012	2011	change	2012	2011	change
(1) Includes stock-based compensation expense of:
Cost of goods sold	0.6%	0.7%	(0.1)pp	0.7%	0.6%	0.1pp
Development	0.3%	0.4%	(0.1)pp	0.3%	0.3%	—
Sales and marketing	0.3%	0.3%	—	0.3%	0.3%	—
General and administrative	1.0%	1.1%	(0.1)pp	1.1%	1.1%	—
Total stock-based compensation expense(2)	2.2%	2.4%	(0.2)pp	2.3%	2.4%	(0.1)pp

(2) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
($000)	2012	2011	2012	2011

Operating activities
Consolidated net income	$27,884	$26,487	$47,997	$48,926
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	10,619	10,563	20,794	20,765
Deferred income taxes	1,752	1,131	299	454
Stock-based compensation expense	3,734	3,843	7,600	7,492
Equity in net income of unconsolidated entities	(497)	(595)	(1,063)	(969)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	(1,235)	(2,049)	(4,548)	(6,171)
Other, net	627	210	1,462	(17)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,045	3,974	(4,394)	617
Other assets	118	(845)	(3,640)	608
Accounts payable and accrued liabilities	(51)	(2,660)	652	(5,260)
Accrued compensation	8,248	12,348	(26,920)	(14,528)
Deferred revenue	(1,832)	(1,650)	12,333	8,197
Income taxes - current	(2,844)	(2,555)	4,525	2,742
Deferred rent	(248)	(258)	468	(657)
Other liabilities	(155)	(1,134)	(776)	(1,043)
Cash provided by operating activities	49,165	46,810	54,789	61,156
Investing activities
Purchases of investments	(47,092)	(131,295)	(133,888)	(198,647)
Proceeds from maturities and sales of investments	80,972	88,001	161,523	150,360
Capital expenditures	(8,928)	(3,381)	(17,922)	(8,418)
Acquisitions, net of cash acquired	—	569	—	569
Purchase of cost method investments	—	—	(6,750)	—
Other, net	(9)	799	—	785
Cash provided by (used for) investing activities	24,943	(45,307)	2,963	(55,351)
Financing activities
Proceeds from stock-option exercises, net	(3,125)	(269)	781	4,652
Excess tax benefits from stock-option exercises and vesting of restricted stock units	1,235	2,049	4,548	6,171
Common shares repurchased	(82,406)	(109)	(105,439)	(109)
Dividends paid	(4,992)	(2,517)	(10,004)	(5,011)
Other, net	(3)	—	(20)	(214)
Cash provided by (used for) financing activities	(89,291)	(846)	(110,134)	5,489
Effect of exchange rate changes on cash and cash equivalents	(2,666)	992	(556)	3,553
Net increase (decrease) in cash and cash equivalents	(17,849)	1,649	(52,938)	14,847
Cash and cash equivalents—Beginning of period	165,348	193,374	200,437	180,176
Cash and cash equivalents—End of period	$147,499	$195,023	$147,499	$195,023

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended June 30		Six months ended June 30
($000)	2012	2011	2012	2011

Cash provided by operating activities	$49,165	$46,810	$54,789	$61,156
Less: Capital expenditures	(8,928)	(3,381)	(17,922)	(8,418)
Free cash flow	$40,237	$43,429	$36,867	$52,738

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30	December 31
($000)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$147,499	$200,437
Investments	242,379	269,755
Accounts receivable, net	117,016	113,312
Deferred tax asset, net	4,898	5,104
Income tax receivable, net	7,911	7,445
Other	22,288	15,980
Total current assets	541,991	612,033

Property, equipment, and capitalized software, net	77,376	68,196
Investments in unconsolidated entities	34,271	27,642
Goodwill	316,963	318,492
Intangible assets, net	127,377	139,809
Other assets	7,801	5,912
Total assets	$1,105,779	$1,172,084

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$45,858	$41,403
Accrued compensation	48,383	73,124
Deferred revenue	167,531	155,494
Other	367	612
Total current liabilities	262,139	270,633

Accrued compensation	6,483	5,724
Deferred tax liability, net	16,183	15,940
Other long-term liabilities	23,749	22,771
Total liabilities	308,554	315,068
Total equity	797,225	857,016
Total liabilities and equity	$1,105,779	$1,172,084

Morningstar, Inc. and Subsidiaries

Segment Information

	Three months ended June 30				Six months ended June 30
($000)	2012	2011	change		2012	2011	change

Revenue
Investment Information	$134,749	$128,116	5.2%		$261,674	$248,515	5.3%
Investment Management	31,219	32,895	(5.1%	)	65,053	64,263	1.2%
Consolidated revenue	$165,968	$161,011	3.1%		$326,727	$312,778	4.5%

Revenue—U.S.	$117,952	$113,424	4.0%		$232,421	$221,605	4.9%
Revenue—International	$48,016	$47,587	0.9%		$94,306	$91,173	3.4%

Revenue—U.S. (percentage of consolidated revenue)	71.1%	70.4%	0.7pp		71.1%	70.9%	0.2pp
Revenue—International (percentage of consolidated revenue)	28.9%	29.6%	(0.7)pp		28.9%	29.1%	(0.2)pp

Operating income (loss)(1)
Investment Information	$43,003	$37,097	15.9%		$71,687	$69,404	3.3%
Investment Management	13,473	18,491	(27.1%	)	30,764	35,537	(13.4%	)
Intangible amortization and corporate depreciation expense	(8,281)	(8,476)	(2.3%	)	(16,173)	(16,777)	(3.6%	)
Corporate unallocated	(7,059)	(8,505)	(17.0%	)	(14,743)	(17,748)	(16.9%	)
Consolidated operating income	$41,136	$38,607	6.6%		$71,535	$70,416	1.6%

Operating margin(1)
Investment Information	31.9%	29.0%	2.9pp		27.4%	27.9%	(0.5)pp
Investment Management	43.2%	56.2%	(13.0)pp		47.3%	55.3%	(8.0)pp
Consolidated operating margin	24.8%	24.0%	0.8pp		21.9%	22.5%	(0.6)pp

(1) Includes stock-based compensation expense allocated to each segment.

Morningstar, Inc. and Subsidiaries

Supplemental Data

	As of June 30
	2012	2011		% change
Our employees
Worldwide headcount (approximate)	3,490	3,300		5.8%
Number of worldwide equity and credit analysts (approximate)	150	150	(1)	0.0%
Number of worldwide fund analysts (approximate)	110	105	(1)	4.8%

Our business
Investment Information
Morningstar.com Premium Membership subscriptions (U.S.)	126,410	136,088		(7.1%	)
Registered users for Morningstar.com (U.S.)	7,117,730	6,810,581		4.5%
U.S. Advisor Workstation and Morningstar Office licenses	160,145	160,931	(2)	(0.5%	)
Principia subscriptions	28,599	32,335		(11.6%	)
Morningstar Direct licenses	6,771	5,442		24.4%

Investment Management
Assets under advisement and management (approximate)
Investment Advisory Services	$138.1 bil	$132.6 bil	(1)	4.1%
Retirement Solutions	$41.7 bil	$38.4 bil		8.6%
Morningstar Managed Portfolios	$3.6 bil	$3.0 bil		20.0%
Ibbotson Australia	$3.0 bil	$3.3 bil		(9.1%	)

(1) Revised

(2) Revised to include licenses from the Annuity Intelligence business

	Three months ended June 30		Six months ended June 30
($000)	2012	2011	2012	2011
Effective tax rate
Income before income taxes and equity in net income of unconsolidated entities	$42,131	$38,616	$73,189	$71,199
Equity in net income of unconsolidated entities	497	595	1,063	969
Net (income) loss attributable to noncontrolling interests	4	(2)	28	96
Total	$42,632	$39,209	$74,280	$72,264
Income tax expense	$14,744	$12,724	$26,255	$23,242
Effective tax rate	34.6%	32.5%	35.3%	32.2%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue):

	Three months ended June 30			Six months ended June 30
($000)	2012	2011	% change	2012	2011	% change

Consolidated revenue	$165,968	$161,011	3.1%	$326,727	$312,778	4.5%
Less: acquisitions	—	—	n/a	—	—	n/a
Unfavorable impact of foreign currency translations	2,564	—	NMF	2,827	—	NMF
Revenue excluding acquisitions and foreign currency translations	$168,532	$161,011	4.7%	$329,554	$312,778	5.4%

Reconciliation from international revenue to international revenue excluding acquisitions and foreign currency translations:

	Three months ended June 30			Six months ended June 30
($000)	2012	2011	% change	2012	2011	% change

International revenue	$48,016	$47,587	0.9%	$94,306	$91,173	3.4%
Less: acquisitions	—	—	n/a	—	—	n/a
Unfavorable impact of foreign currency translations	2,564	—	NMF	2,827	—	NMF
International revenue excluding acquisitions and foreign currency translations	$50,580	$47,587	6.3%	$97,133	$91,173	6.5%

The following table summarizes the change in operating expense:

	Three months ended June 30			Six months ended June 30
($000)	2012	2011	$ change	2012	2011	$ change
Total operating expense	$124,832	$122,404	$2,428	$255,192	$242,362	$12,830

Acquisitions			$—			$—
Favorable impact of foreign currency translations			(2,093)			(2,211)
All other changes in operating expense			4,521			15,041
Total			$2,428			$12,830

n/a — not applicable